UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 14, 2005

TREASURE ISLAND ROYALTY TRUST
(Exact name of registrant as specified in its charter)

Texas	333-91014-01	02-6148888
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification No.)

WACHOVIA BANK, NATIONAL ASSOCIATION
AS TRUSTEE OF THE TREASURE ISLAND ROYALTY TRUST
CORPORATE TRUST DEPARTMENT
5847 San Felipe, Suite 1050
Houston, Texas 77057
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (713) 278-4320

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

         As previously disclosed in Treasure Island Royalty Trust's filings with the Securities and Exchange Commission, Newfield Exploration Company is a party to an agreement with Exxon Mobil Corporation and others to drill an exploration well on a prospect referred to as "Blackbeard West" in Newfield's Treasure Island play. Treasure Island is an "ultra deep" exploration concept to explore for hydrocarbons in the shallow waters of the Gulf of Mexico. The trust was established in connection with Newfield's November 2002 acquisition of EEX Corporation for the sole purpose of holding non-expense bearing overriding royalty interests in future production from the "ultra deep" zones of the Treasure Island area.

         Under the initial terms of the agreement, the exploration well was to spud no later than January 31, 2005. On January 14, 2005, the agreement was amended to extend the deadline to spud the well to February 10, 2005. The rig that will be used to drill the well is currently being modified and inspected in preparation for the drilling of the prospect. It is currently anticipated that the rig will move to the location of the prospect within a couple of weeks. The well will test prospective objectives that range from 27,000 feet to more than 30,000 feet. ExxonMobil will operate the prospect. The prospect is subject to a 1.25% overriding royalty interest held by the trust.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TREASURE ISLAND ROYALTY TRUST

Date: January 18, 2005	By:	Wachovia Bank, National Association,
as Trustee

By:	/s/ KEVIN M. DOBRAVA
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Kevin M. Dobrava
Vice President